Exhibit 99.10

NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock of Lockheed Martin Corporation

Pursuant to the Offer to Exchange All Shares of Common Stock of

ABACUS INNOVATIONS CORPORATION

Which Are Owned by Lockheed Martin Corporation

and Will Be Converted into Shares of Common Stock of

LEIDOS HOLDINGS, INC.

for

Shares of Common Stock of Lockheed Martin Corporation

Pursuant to the Prospectus—Offer to Exchange, dated July 11, 2016

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 A.M., NEW YORK CITY TIME, ON AUGUST 16, 2016, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF COMMON STOCK OF LOCKHEED MARTIN CORPORATION TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the Prospectus—Offer to Exchange, dated July 11, 2016 (the “Prospectus”), in connection with the offer by Lockheed Martin Corporation (“Lockheed Martin”) to exchange all issued and outstanding shares of common stock of Abacus Innovations Corporation, par value $0.001 per share (“Splitco common stock”), which will be converted into shares of Leidos Holdings, Inc., par value $0.0001 per share, for shares of common stock of Lockheed Martin Corporation, par value $1.00 per share (“Lockheed Martin common stock”), that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer.

Shares of Lockheed Martin common stock tendered pursuant to the exchange offer may be withdrawn at any time before 8:00 a.m., New York City time, on August 16, 2016 (the “Expiration”), and, unless Lockheed Martin has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Lockheed Martin accepts shares of Lockheed Martin common stock pursuant to the exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF LOCKHEED MARTIN COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the exchange agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal. If you hold your shares through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the exchange agent on your behalf before the Expiration. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for those shares directly to the exchange agent. For more information, see the section of the Prospectus entitled “This Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights.”

If any of the shares of Lockheed Martin common stock were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the shares of Lockheed Martin common stock that it is withdrawing from the exchange offer:

Number of certificated shares of Lockheed Martin common stock to be withdrawn:

Number of shares held in book-entry form via DRS:

Number of CDI shares:

REQUEST OF RELEASE FOR SHARES REPRESENTED BY CERTIFICATE(S)

If certificate(s) of shares of Lockheed Martin common stock have been delivered to Computershare Trust Company, N.A. (the “exchange agent”), please provide the following information in order for the exchange agent to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the shares of Lockheed Martin common stock withdrawn:

If held in book-entry via the Direct Registration System, please indicate “DRS”. If held in uncertificated form through the Computershare CDI, please indicate “CDI Shares”.

Address (including Zip Code):

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Lockheed Martin common stock withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Account Number:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered shares of Lockheed Martin common stock, you must transmit this Notice of Withdrawal to the exchange agent at:

By Mail:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

By Facsimile:	For Confirmation Only by Telephone:
(617) 360-6810	(781) 575-2332

Lockheed Martin will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of Lockheed Martin, the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.